Exhibit 10.1

EXECUTION VERSION

CONSENT

This Amended and Restated Consent (this “Consent”) is delivered as of December 12, 2018 by each of the persons set forth on the signature pages hereto (the “Consenting Forward Contract Parties”).

Recitals

WHEREAS, One Madison Corporation (the “Company”) was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, each of the Consenting Forward Contract Parties has entered into a Forward Purchase Agreement (the “Forward Purchase Agreements”) with the Company pursuant to which the Consenting Forward Contract Parties have agreed to purchase Class A ordinary shares of the Company, par value $0.0001 per share (“Class A Shares”), and/or Class C ordinary shares of the Company, par value $0.0001 per share (“Class C Shares”), in each case upon the Business Closing Combination (as defined therein);

WHEREAS, the Company intends to enter into a Stock Purchase Agreement in substantially the form attached hereto as Exhibit A (the “Stock Purchase Agreement”) pursuant to which the Company will acquire from Rack Holdings L.P., a Delaware limited partnership, all of the issued and outstanding shares of capital stock of Rack Holdings Inc., a Delaware corporation (“Ranpak”), on the terms and subject to the conditions set forth therein (the “Ranpak Business Combination”);

WHEREAS, the Stock Purchase Agreement will constitute a Business Combination Agreement (as defined in the Forward Purchase Agreements);

WHEREAS the Forward Purchase Agreements provide that, prior to entering into a Business Combination Agreement, the Company shall have received the consent of Forward Contract Parties (as defined in the Forward Purchase Agreements) that have committed to purchase more than 50% of the Total Forward Purchase Shares (as defined in the Forward Purchase Agreements);

WHEREAS, the Consenting Forward Contract Parties constitute Forward Contract Parties that have committed to purchase more than 50% of the Total Forward Purchase Shares;

WHEREAS, the Consenting Forward Contract Parties desire to consent to the Company’s entry into the Stock Purchase Agreement and certain related matters; and

WHEREAS, (i) certain of the Consenting Forward Contract Parties are party to that certain consent dated as of November 12, 2018 (the “Original Consent”) and (ii) such Consenting Forward Contract Parties wish to amend and restate the Original Consent in its entirety as set forth herein.

NOW, THEREFORE, the parties hereto agree as follows:

Consent

1. Consent.

(a) Receipt of Information; Due Diligence. Each Consenting Forward Contract Party acknowledges that the Company has provided such Consenting Forward Contract Party with information and materials regarding the Ranpak Business Combination and the opportunity to participate in due diligence of Ranpak. Without limiting the foregoing, each Consenting Forward Contract Party acknowledges (i) receipt from the Company of (A) written notice of the Company’s bona fide intention to enter into the Stock Purchase Agreement and (B) applicable materials and information in order for the such Consenting Forward Contract Party to evaluate whether to provide a consent to the proposed Ranpak Business Combination, including the material terms of the transaction and any other information reasonably requested by such Consenting Forward Contract Party with respect to the proposed Ranpak Business Combination and (ii) that the Company has used commercially reasonable efforts to allow such Consenting Forward Contract Party to attend or participate in due diligence sessions with and/or meetings with management of Ranpak.

(b) Consent to Entry into Stock Purchase Agreement. The Consenting Forward Contract Parties hereby irrevocably consent to the Company’s entry into the Stock Purchase Agreement, as such Agreement may be modified in accordance with Section 1(c) of this Consent, and consummation of the transactions contemplated thereby. This Consent will constitute the “Response Notice” of the Consenting Forward Contract Parties for purposes of the Forward Purchase Agreements.

(c) Negotiation of Stock Purchase Agreement. The Company (i) is hereby authorized to negotiate and enter into the Stock Purchase Agreement, the other Transaction Documents (as defined in the Stock Purchase Agreement) and the Debt Commitment Letters (as defined in the Stock Purchase Agreement) and (ii) subject to the other provisions of this Consent, including Section 1(d), may amend or waive any provision of the Stock Purchase Agreement, any other Transaction Document or any Debt Commitment Letter or to take or consent to any action in connection with the Stock Purchase Agreement, the other Transaction Documents or the Debt Commitment Letters (including the flex provisions); provided that (x) the Base Consideration (as defined in the Stock Purchase Agreement) shall not exceed $950,000,000, (y) the amount of debt financing obtained by the Company for the Ranpak Business Combination shall not exceed $650,000,000 and shall be on the terms set forth in the Debt Commitment Letters, and (z) the other terms of the Stock Purchase Agreement and the other Transaction Documents attached hereto shall not be changed from the forms set forth on Exhibit A in a manner that would reasonably be expected to adversely and materially impact the economic benefits expected to be derived by the Company from the Ranpak Business Combination. Upon entry into the Stock Purchase Agreement, the Company shall provide the Consenting Forward Contract Parties with a copy of the final executed Stock Purchase Agreement. The provisions of this Section 1(c) shall supersede, and be in lieu of, the obligation of the Company under Section 5(b) of the Forward Purchase Agreements to provide notice to the Consenting Forward Contract Parties, and to re-solicit the consent of the Forward Contract Parties, if the terms of the proposed Ranpak Business Combination change materially following the Consenting Forward Contract Parties’ consent to the Ranpak Business Combination and prior to the entry into the Stock Purchase Agreement.

(d) Amendment of Stock Purchase Agreement. After the Company has entered into the Stock Purchase Agreement, the Company shall give written notice to the Forward Contract Parties of any amendment to the Stock Purchase Agreement, and shall solicit the consent of the Forward Contract Parties to such amendment, to the extent required by the Forward Purchase Agreements.

2. Additional Agreements and Acknowledgements of the Consenting Forward Contract Parties.

(a) PIPE Financing. Each Consenting Forward Contract Party acknowledges that the Company has notified such Consenting Forward Contract Party that, in connection with the Ranpak Business Combination, the Company intends to enter into subscription agreements with certain persons, including certain Forward Purchase Parties, pursuant to which such persons will subscribe for a total of 14,200,000 Class A Shares, Class C Shares and/or preference shares (and/or securities convertible into Class A Shares, Class C Shares and/or preference shares), at a purchase price of $10.00 per shares and on the terms set forth in the form of the subscription agreement provided to such Consenting Forward Contract Party, which shares will be issued by the Company immediately prior to the completion of the Ranpak Business Combination for the purpose of obtaining financing to be used by the Company in connection with the completion of the Ranpak Business Combination, including backstop financing to replace funds in the Trust Account in the event that any public shareholders of the Company exercise their right of redemption in connection with the Ranpak Business Combination (collectively, the “PIPE Financing”). Each Consenting Forward Contract Party hereby waives any right it has under the Forward Purchase Agreements to receive notice of, and to participate in, the PIPE Financing. To the extent required by the Forward Purchase Agreements, each Consenting Forward Contract Party hereby consents to the PIPE Financing.

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(b) Trust Account.

(i) The Consenting Forward Contract Parties hereby acknowledge that they are aware that the Company established a trust account (the “Trust Account”) for the benefit of its public shareholders at the closing of the IPO. Each consenting Forward Contract Party, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Public Shares held by it.

(ii) Each Consenting Forward Contract Party hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future. In the event a Consenting Forward Contract Party has any Claim against the Company under this Consent, such Consenting Forward Contract Party shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account.

(c) Sufficient Funds. Each Consenting Forward Contract Party shall take all actions that are necessary, proper or advisable to have available to it sufficient funds to satisfy its obligations under the Forward Purchase Agreement, to which such Consenting Forward Contract Party is a party, on the FPS Closing (as such term is defined in the applicable Forward Purchase Agreement).

(d) Replacement of Securities. The Company and the Consenting Forward Contract Parties agree (on behalf of themselves and each other Forward Contract Party) that in case of any reclassification or reorganization of any outstanding securities of the Company, or in the case of any merger or consolidation of the Company with or into another entity or conversion of the Company as another entity (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding securities of the Company), the Forward Contract Parties shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Forward Purchase Agreements, and the term “Forward Purchase Securities” (as defined in the Forward Purchase Agreements) shall be deemed to refer to, the kind and amount of shares or other securities or property receivable upon such reclassification, reorganization, merger, consolidation, or conversion, that the Forward Contract Parties would have received if such holder had purchased the Forward Purchase Securities immediately prior to such event.

(e) Class Election of Securities. The Company and the Consenting Forward Contract Parties agree that by written notice delivered to the Company no later than the date of delivery of the FPS Purchase Price (as such term is defined in the Forward Purchase Agreements) by the Consenting Forward Contract Parties to be held in escrow pursuant to Section 1(a)(iii) of the Forward Purchase Agreements, the Consenting Forward Contract Parties may elect to purchase at the FPS Closing (x) a number of Class A Shares in lieu of an equal number of Class C Shares set forth on the signature page to the Forward Purchase Agreements, as applicable or (y) a number of Class C Shares in lieu of an equal number of Class A Shares set forth on the signature page to the Forward Purchase Agreements, as applicable (but, for the avoidance of doubt, no such election shall vary the aggregate amount of Forward Purchase Shares (as defined in the Forward Purchase Agreements) to be purchased by the Consenting Forward Contract Parties at the FPS Closing).

3. General Provisions.

(a) Governing Law. This Consent, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws principles.

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(b) Jurisdiction. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Consent, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Consent except in state courts of New York or the United States District Court for the Southern District of New York, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Consent or the subject matter hereof may not be enforced in or by such court.

(c) Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Consent and the transactions contemplated hereby.

(d) Confidentiality. Each Consenting Forward Contract Party hereby acknowledges that in connection with its examination of certain confidential information that has been or will be provided to it and/or its representatives regarding the proposed Ranpak Business Combination, such Consenting Forward Contract Party and/or its representatives may have access to material non-public information concerning the Company and Ranpak. Each Consenting Forward Contract Party agrees to keep this information confidential. Each Consenting Forward Contract Party acknowledges that it is aware (and that its representatives have been or will be advised by it) that the United States and other applicable securities laws prohibit any person who has received from an issuer material nonpublic information relating to such issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(e) Amendment and Restatement. This Consent amends and restates the Original Consent in its entirety, as applicable.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first set forth above.

CONSENTING FORWARD CONTRACT PARTIES: JS CAPITAL, LLC

By:	/s/ Richard D. Holahan, Jr.		Number of Total Forward Purchase Shares: 10,325,000
	Name:	Richard D. Holahan, Jr.
	Title:	Vice President

[Signature Page to Consent]

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first set forth above.

CONSENTING FORWARD CONTRACT PARTIES: SOROS CAPITAL LP

By:	/s/ Gitanjali Workman		Number of Total Forward Purchase Shares: 1,975,000
	Name:	Gitanjali Workman
	Title:	Attorney-in-Fact for Soros Capital GP LLC, general partner

IN WITNESS WHEREOF, the undersigned have executed this Consent to be effective as of the date first set forth above.

CONSENTING FORWARD CONTRACT PARTIES:

By:	/s/ Omar M. Asali		Number of Total Forward Purchase Shares: 2,005,500
	Name:	Omar M. Asali

Acknowledged and Accepted

one madison corporation

By:	/s/ Omar M. Asali
Name: Omar M. Asali
Title: Chairman and Chief Executive Officer

[Signature Page to Consent]

Exhibit A

Form of Stock Purchase Agreement

[See attached]